                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             PROLOGIS TRUST ET. AL.

                                                                            JURISDICTION OF
NAME OF ENTITY                                                               ORGANIZATION
--------------                                                               ------------

SUBSIDIARIES ENGAGED IN INDUSTRIAL DISTRIBUTION FACILITIES OPERATIONS
         AND DEVELOPMENT:

ProLogis Development Services Incorporated                                      Delaware

ProLogis Limited Partnership-I                                                  Delaware

ProLogis Limited Partnership-II                                                 Delaware

ProLogis Limited Partnership-III                                                Delaware

ProLogis Limited Partnership-IV                                                 Delaware

ProLogis-IV, Inc.                                                               Delaware

ProLogis-Alabama (1) Incorporated                                               Maryland

ProLogis-Alabama (2) Incorporated                                               Maryland

ProLogis Alabama Trust                                                          Alabama

ProLogis-North Carolina (1) Incorporated                                        Maryland

ProLogis-North Carolina (2) Incorporated                                        Maryland

ProLogis-North Carolina Limited Partnership                                     Delaware

ProLogis Houston Holdings Inc.                                                  Delaware

ProLogis-Kansas City (1) Incorporated                                           Delaware

Meridian Ohio Limited Partnership                                               Delaware

MDN/JSC Limited Partnership                                                     California

Meridian-Argent VI, Ltd.                                                        Texas

Meridian Realty Partners, L.P.                                                  Delaware

MDN/JSC-II Limited Partnership                                                  California

Meridian-Penn Inc.                                                              California

International Industrial Investments Incorporated                               Maryland
         and eight subsidiaries in foreign countries

PLD International Incorporated                                                  Delaware
         and four subsidiaries in foreign countries

ProLogis-France Developments Incorporated                                       Delaware
         and twenty-seven subsidiaries in foreign countries

ProLogis Developments Sarl                                                      Luxembourg
         and forty-eight subsidiaries in foreign countries

Garonor Holdings S.A.                                                           Luxembourg

ProLogis Mexico Trust                                                           Maryland

ProLogis-DS Mexico Incorporated                                                 Maryland

PLDS de Mexico S.A. de C.V.                                                     Mexico

ProLogis California I LLC (50% ownership interest)                              Delaware

MIT-JPM Limited Partnership (11% ownership interest)                            Delaware

ProLogis European Properties Fund (19.68% ownership interest)                   Luxembourg

SUBSIDIARIES ENGAGED IN PROVIDING MANAGEMENT SERVICES:

ProLogis Management Services Incorporated                                       Delaware

ProLogis BV and three subsidiaries in foreign countries                         Luxembourg

ProLogis Management Incorporated                                                Delaware

ProLogis de Mexico S.A. de C.V.                                                 Mexico